Exhibit 99.1

PepperBall Technologies Receives NASDAQ Additional Staff Determination

San Diego, CA — October 17, 2008 — PepperBall Technologies, Inc. (Nasdaq: PBAL) announced today that it received a notice from The Nasdaq Stock Market indicating that the Nasdaq Staff has determined that the September 19, 2008 merger between PepperBall Technologies, Inc., then known as Security With Advanced Technology, Inc., and the former PepperBall Technologies, Inc., a privately-held Delaware corporation, constituted a business combination that resulted in a “Change of Control” pursuant to Nasdaq Marketplace Rule 4340(a) (the “Rule”). Under the Rule, in order to remain listed on Nasdaq, the Company was required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process, including the payment of all applicable fees, before consummation of the transaction. The Company does not currently, and did not at the time of the closing of the merger, satisfy all of Nasdaq’s initial listing criteria, nor did the Company file an initial listing application with Nasdaq. As a result, Nasdaq has determined that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market in addition to the “Minimum Bid Price Rule” notice that the Company disclosed in its Current Report on Form 8-K filed on September 26, 2008.

        The Company has submitted information to Nasdaq in support of its position that the merger was not a “Change of Control” under the Rule. Nasdaq has added this matter to the upcoming hearing agenda for the Minimum Bid Price Rule.

        If the appeal process is not successful, the Company’s common stock will be delisted. If the Company’s stock is delisted, the Company expects that its common stock will become eligible for quotation on the OTC Bulletin Board and/or the “Pink Sheets” following the approval by the Financial Industry Regulatory Authority of an application by one or more market makers to continue quoting the Company’s common stock.

About PepperBall Technologies, Inc. —
PepperBall Technologies Inc. develops, manufactures and distributes the PepperBall brand line of less-lethal solutions for governmental, military, corrections, private security, bail enforcement, law enforcement agencies and consumers. Products include a full line of system launchers and projectiles for a variety of less-lethal applications. PepperBall’s thousands of users include the Federal Bureau of Prisons, the United States Border Patrol, police and sheriff departments in major United States cities, as well as private entities, security services and bail enforcement agencies around the world. On September 29, 2008, PepperBall Technologies, Inc. (formerly known as Security With Advanced Technology, Inc.) completed its name change to PepperBall Technologies, Inc. after the merger, and effective on that date the company’s trading symbol on the NASDAQ Capital Market became “PBAL.” For more information on PepperBall Technologies Inc., visit www.pepperball.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the outcome of the company’s appeal, the eligibility of the company’s common stock to trade on the OTC Bulletin Board or the “Pink Sheets”, the company’s history of losses, the company’s need to raise additional working capital, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology and the company’s ability to integrate the combined operations into a viable enterprise and to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC, including the Risk Factors beginning on page 11 of the company’s Registration Statement on Form S-4 (File No. 333-152645).

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Company contact:
     Jeff McGonegal, CFO —
     303/ 475-3786